AMERI-CAN RAILWAY SYSTEMS, INC.


                           Lock-Up Agreement





AMERI-CAN RAILROAD SYSTEMS, Inc. ("ARS")
100 WalNUT Street
Champlain, NY 12919



Re: ARS ("the Company") Proposed Issuance of Common Stock

Dear Sirs:


I am a shareholder of ARS, a New Hampshire Corporation. In consideration of the proposed initial offering for sale of ARS's shares to the public, under what is commonly referred to as a Regulation D-Rule 504 offering, that is intended to raise capital and improve the Company's viability, I hereby agree that for a period of two years from the date of the first of such sales, I will not, directly or indirectly, offer, sell, grant any options to purchase or otherwise dispose of any shares of Company Common Stock without prior written consent of the company, except that I may transfer any number of such shares to my children, by gift or otherwise, provided that any such shares will continue to be subject to the restriction set forth in this letter.


This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

                                       Very truly yours,



                              Name:  Susan Boyd Mastravick

                              Title:  Director Investor Relations

Dated:  June 26, 1998          Signature: /s/ Susan Boyd Mastravick